Exhibit 99.1

Interpace Biosciences Announces Third Quarter 2022 Financial and Business Results

Sale of Pharma Significantly Improves Liquidity Resulting in Removal of Going Concern

●	Q3 Revenue of $8.2 million up 2% versus Prior Year
●	Q3 Adjusted EBITDA Positive
●	Cash and Cash Equivalents total $6.3 million as of September 30, 2022

PARSIPPANY, NJ, November 14, 2022 (GLOBE NEWSWIRE) —Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the third quarter ended September 30, 2022 and provided a business and financial update.

Third quarter Net Revenue was $8.2 million, a 2% increase as compared to the same period of 2021. Operating expenses for the third quarter were approximated 12% lower than the same period of 2021. Our loss from continuing operations in the third quarter of 2022 was $1.3 million, slightly better than the prior year quarter. The net loss from continuing operations in the third quarter of 2021 was benefited by a $700 thousand tax credit for a sale of the Company’s net operating losses; there was no similar transaction in 2022.

“We are very pleased with the improvement in liquidity resulting from the sale of the Pharma business in August,” stated Tom Burnell, Ph.D., President and CEO of Interpace Biosciences. “We believe we have sufficient cash and line of credit availability to fund operations for at least the next twelve months, resulting in a removal of a going concern conclusion as of the end of the third quarter,” Mr. Burnell continued, “This gives the Company flexibility going into the fourth quarter of 2022 and early 2023.” “We’re also pleased to announce that the last 2 quarters of volume for both of our testing franchises have been the Company’s highest two quarters of volume on record. However, the ThyGeNEXT pricing change impacted revenue and EBITDA by approximately $1.4 million for the third quarter of 2022,” stated Mr. Burnell.

Third Quarter and Year to Date 2022 Financial Performance

For the Third Quarter of 2022 as Compared to the Third Quarter of 2021

●	Net Revenue was $8.2 million, an increase of 2% versus the prior year quarter.

●	Gross Profit percentage was 58% compared to 55% for the prior year quarter, an improvement year over year.

●	Loss from Continuing Operations was approximately$(1.3) million in both periods.

●	Adjusted EBITDA was $0.1 million vs $(0.2) million in the prior year quarter.

●	Q3 2022 cash collections totalled $ 9.8 million. Days Sales Outstanding (DSO) decreased by 12% year over year to 55 days.

●	September 30, 2022 cash balance was $6.3 million, net of restricted cash. September 30, 2021 cash balance was $3.2 million, net of restricted cash.

For the Nine Months Ended September 30, 2022 as Compared to the Nine Months Ended September 30, 2021

●	Net Revenue was $23.5 million for the first nine months of 2022, a 2% decrease over the prior year period. The lower revenue is attributable to the ThyGeNEXT reimbursement rate decline.

●	Gross Profit percentage was 56% compared to 58% for the first nine months of 2021. The decline in gross profit is directly tied to lower ThyGeNEXT reimbursement.

●	Loss from Continuing Operations was $(4.5) million vs. $(5.3) million prior year to date, an improvement of $0.8 million. This improvement is driven by a decline in operating expenses versus prior year.

●	Adjusted EBITDA was $(1.8) million vs. $(0.3) million in the prior quarter.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has five commercialized molecular tests and one test in a clinical evaluation program (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; PanDNA®, a “molecular only” version of PancraGEN that provides physicians a snapshot of a limited number of factors; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay; ThyraMIR®v2, used in combination with ThyGeNEXT®, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification; and RespriDX®, that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular-based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP, whereby we gather information from physicians using BarreGEN to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forwardlooking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the reimbursement of the Company’s tests being subject to review by CMS, the adverse impact of the COVID19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the possibility that the Company’s estimates of future revenue, cash flows and adjusted EBITDA may prove to be materially inaccurate, the Company’s history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s ability to repay borrowings with Comerica Bank and BroadOak, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, and the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended		NIne Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue, net	$8,189	$8,057	$23,506	$24,006
Cost of revenue	3,457	3,620	10,286	10,205
Gross Profit	4,732	4,437	13,220	13,801

Sales and marketing	2,236	2,244	6,987	6,931
Research and development	191	322	626	1,178
General and administrative	2,767	2,566	8,636	7,389
Transition expenses	-	236	-	897
Gain on DiamiR transaction	-	-	-	(235)
Acquisition amortization expense	318	894	953	2,682
Change in fair value of contingent consideration	-	-	(311)	(57)
Total operating expenses	5,512	6,262	16,891	18,785

Operating loss	(780)	(1,825)	(3,671)	(4,984)
Interest accretion expense	(38)	(106)	(123)	(375)
Related party interest	-	(151)	-	(372)
Note payable interest	(230)	-	(620)	-
Other income (expense), net	(217)	49	(20)	(248)
Loss from continuing operations before tax	(1,265)	(2,033)	(4,434)	(5,979)
(Benefit) provision for income taxes	(11)	(714)	24	(684)
Loss from continuing operations	(1,254)	(1,319)	(4,458)	(5,295)

Loss from discontinued operations, net of tax	(12,954)	(2,242)	(15,936)	(5,919)

Net loss	$(14,208)	$(3,561)	$(20,394)	$(11,214)

Basic and diluted loss per share of common stock:
From continuing operations	$(0.30)	$(0.32)	$(1.05)	$(1.29)
From discontinued operations	(3.05)	(0.53)	(3.77)	(1.43)
Net loss per basic share of common stock	$(3.35)	$(0.85)	$(4.82)	$(2.72)

Weighted average number of common shares and
common share equivalents outstanding:
Basic	4,242	4,165	4,227	4,119
Diluted	4,242	4,165	4,227	4,119

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents and restricted cash	$6,309	$2,672

Total current assets	12,739	12,166
Total current liabilities	14,810	15,682

Total assets	15,293	38,427
Total liabilities	30,350	34,309
Total stockholders’ deficit	(61,593)	(42,418)

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Nine Months Ended
	September 30,
	2022	2021
Net loss	$(20,394)	$(11,214)

Net cash used in operating activities	$(7,416)	$(7,501)
Net cash provided by (used in) investing activities	7,305	(153)
Net cash provided by financing activities	3,106	7,712
Change in cash, cash equivalents and restricted cash	2,995	58
Cash, cash equivalents and restricted cash – beginning	3,314	3,372
Cash, cash equivalents and restricted cash – ending	$6,309	$3,430

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Loss from continuing operations (GAAP Basis)	$(1,254)	$(1,319)	$(4,458)	$(5,295)
Transition expenses	-	236	-	897
Depreciation and amortization	353	967	1,076	2,911
Stock-based compensation	501	428	1,110	1,139
Tax (benefit) expense	(11)	(714)	24	(684)
Interest accretion expense	38	106	123	375
Financing interest and related costs	230	174	620	482
Gain on DiamiR transaction	-	-	-	(235)
Mark to market on warrant liability	(3)	(71)	(71)	137
Change in fair value of note payable	206	-	46	-
Change in fair value of contingent consideration	-	-	(311)	(57)
Adjusted EBITDA	$60	$(193)	$(1,841)	$(330)

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, acquisition related expenses, transition expenses, non-cash stock based compensation and ESPP plans, interest and taxes, and other non-cash expenses including asset impairment costs, bad debt expense, receipt of stimulus grants, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration, and warrant liability. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.